EXHIBIT 10.33

AGREEMENT FOR PURCHASE AND SALE

THIS AGREEMENT FOR PURCHASE AND SALE (“Agreement”) dated as of the “Effective Date” (as hereinafter defined) by and between TRADITION OUTLET, LLC, a Florida limited liability company (“Seller”) and DDH LAND HOLDINGS, LLC, a Florida limited liability company (“Buyer”).

WHEREAS, Seller and Buyer desire to enter into an agreement for purchase and sale with respect to the Property.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, do hereby agree as follows:

1.           Recitations. The recitations set forth above are true and correct and incorporated herein by this reference.

2.           Definitions. The capitalized terms utilized in this Agreement shall have the meaning set forth below. Capitalized terms not defined in this Paragraph shall have the meaning set forth where otherwise defined in this Agreement.

“Additional Deposit” shall mean the sum of Forty Five Thousand Dollars ($45,000), as and when paid to Escrow Agent together with all interest thereon (if any).

“Agreed Cure Items” shall mean that on or before Closing, the Seller shall provide the Title Company with the following: (i) a satisfaction and release of any mortgage, tax lien (other than Permitted Exceptions), judgment lien, mechanics lien, code enforcement lien affecting the marketability of title to the Property; (ii) the Closing Affidavit; (iii) written evidence that Seller is in good standing under the laws of the State of Florida and written evidence that Seller is authorized to close this transaction in the form of a written consent or resolution; and (iv) such other title curative documents as Seller agrees in writing to provide Buyer.

“Assessments Liens” shall mean the special assessments liens imposed or to be imposed by the District in connection with the improvement of Tradition and the operations of the District. The Assessments Liens do not include any of the improvements being funded by the Project Financing. The Assessment Liens shall be prorated as of the Proration Date, but Project Financing shall be the sole responsibility of Buyer. The provision of this definition shall survive Closing.

“City” shall mean the City of Port St. Lucie, Florida.

“Closing Affidavit” shall mean a closing affidavit in the form of Schedule 1 attached hereto and made a part hereof.

“Closing Agreement” shall mean an agreement to be executed at Closing (in form reasonably acceptable to Seller, Buyer and the City), whereby (i) the Buyer agrees to complete the Infrastructure Work, (ii) the Buyer agrees to complete the Replat on or before the Completion Date, (iii) the Closing Agreement will address, among other matters set forth herein, the reimbursement of the Infrastructure Work as provided in Section 19 and the disbursement of the Retention Amount as provided in Section 19.

“Closing Date” or “Closing” shall mean the earlier to occur of (i) 90 days after the Inspection Completion Date, or (ii) 5 days after approval of the DRI Amendment (provided that such date is not earlier than 45 days after the Inspection Completion Date); or (iii) such earlier date as Buyer and Seller may agree upon in writing.

“Completion Date” shall have the meaning set forth in Section 19.

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“Conditions Precedent” shall mean the “Seller Conditions” and “Buyer Conditions” as set forth in Section 21.

“Deed” shall mean a special warranty deed subject to the Permitted Exceptions, which shall be in the form of Schedule 2 attached hereto and made a part hereof.

“District” shall mean the community development district (“CDD”) which may impose and levy taxes or assessments on the Property in connection with the construction, operation and/or maintenance of public facilities and services of such community development district and/or special assessment district. Seller reserves the right to change the boundary of any District which affects the Property provided that any such change does not have an adverse impact on the Property, the value thereof, or Buyer’ use, intended use or Proposed Use of the Property.

“DRI Amendment” shall mean an amendment to the Development Order for the Tradition Development of Regional Impact to be processed by Seller authorizing the Property to be developed with up to a maximum of 55,000 square feet of office use and to increase the office capacity allocated to an additional 50,000 square feet of office use for the approximate 15 acres of property adjacent to the Property which has previously been conveyed from Seller to the City (“Other Property”).

“Effective Date” as used herein shall be the date on which the last of Buyer and Seller signs this Agreement. For purposes of this Agreement, the term “business day” shall mean Monday through Friday, other than days which are state or national holidays in the United States of America. In the event that the Closing Date, Review Date, Title Cure Date, Inspection Completion Date or other date for performance shall end on a date which is not a business day, then such date for performance shall be extended until the next business day thereafter occurring.

“Escrow Agent” shall mean Eavenson & Kairalla, P.L.

“Infrastructure Work” shall mean the infrastructure work described on Schedule 3 attached hereto which is comprised of the “Road” and “Other Improvements” as described on Schedule 3. The estimated costs of the Infrastructure Work shall also be reflected on Schedule 3.

“Initial Deposit” shall mean the sum of Five Thousand Dollars ($5,000) as and when paid to Escrow Agent together with all interest thereon (if any).

“Inspection Completion Date” shall mean a date which is sixty (60) days after the Effective Date.

“Irrigation Agreement” shall be the irrigation agreement in the form of Schedule 4 attached hereto and made a part hereof.

“Irrigation Provider” shall mean Tradition Irrigation Company, LLC and its successors and assigns.

“Notice Location” shall mean (i) as to Seller: Tradition Outlet, LLC, c/o Core Communities, LLC, 10489 SW Meeting Street, Port St. Lucie, Florida 34987, Attention: Wes McCurry, President, Telephone: (772) 340-3500, Facsimile: (772) 340-3718; with a copy to Ruden, McClosky, Smith, Schuster & Russell, P.A., 200 East Broward Boulevard, 15th Floor, Fort Lauderdale, Florida 33301, Attention: Barry E. Somerstein, Esq., Telephone: (954) 527-2405, Facsimile: (954) 333-4005; and (ii) as to Buyer: DDH Land Holdings, LLC, 10521 S.W. Village Parkway, Suite 201, Port St. Lucie, Florida, Attention: Jonathan Teaford, Telephone: 772-345-8300, Facsimile: 772-345-8113; with a copy to: Eavenson & Kairalla, P.L., 2000 PGA Boulevard, Suite 3200, Palm Beach Gardens, FL 33408, Attention: Bradley B. Eavenson, Esq., Telephone: 561-626-1011, Facsimile: 561-626-1042.

“Permitted Exceptions” shall have the meaning set forth in Section 6.

“Post Closing Work” shall mean the Infrastructure Work and the Replat.

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“Project Financing” shall mean Lease Revenue Bond or other financing to be provided by the City which shall provide for the revenue to fund the cost of the Road work (as described on Schedule 3).

“Property,” “Land” or “Subject Property” shall mean the approximately 4.102 acres depicted on Schedule 5 attached hereto, which Property is located in St. Lucie County, Florida, recognizing that after the Closing, the Buyer shall Replat (as defined in Section 20) the Property so that the Property is a separate parcel. Property,” “Land” or “Subject Property” shall mean to include all rights, privileges and appurtenances pertaining thereto, including: (i) all of Seller's right, title and interest, in and to all rights-of-way, open, underlying or proposed streets, avenues, alleys, easements, strips or gores of land adjacent thereto; (ii) all utility mains, service laterals, hydrants, and valves servicing or available to service the Property; and (iii) oil, gas, minerals, soil, frees, fill, landscaping, and other embellishments now or in the future on or appurtenant to the Property.

“Proposed Use” or “Intended Use” shall mean the Property being purchased may be used for up to 35,000 square feet of net floor area of office non-retail commercial purposes consistent with applicable zoning requirements and restrictions of record as of the date of this Agreement, having a building height of not more than ___ feet above crown of finished road, and for other lawful uses as the Seller may approve in writing at the time such use is desired to be implemented, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that (i) such 35,000 square feet of net floor area of office non-retail commercial purposes may be increased to up to 55,000 square feet of net floor area of office non-retail commercial purposes to the extent approved pursuant to the DRI Amendment if and when adopted by applicable governmental authorities; and (ii) to the extent that from and after the Closing, the owner of the Property elects to submit an additional governmental application to applicable governmental authorities to obtain additional square footage in excess of that permitted in the Proposed Use, then to the extent that such governmental authorities allocated additional square footage to the Property without adversely affecting the square footage available to be developed on other property within Tradition, such governmental approvals or approvals do not adversely affect the remaining portions of Tradition, and the owner of the Property is responsible for all development obligations resulting from such additional square footage which is allocated to the Property, then such Proposed Use may be amended to reflect such additional square footage permitted by such governmental authority. Additionally, the parties acknowledge that based on the existing development order, there is a conversion factor of .36 of retail use for each foot of office use and to the extent that the Buyer elects to utilize such conversion matrix, the Proposed Use may include retail use based on such conversion matrix recognizing that the office square footage shall be reduced by 1 square foot for each .36 of a foot of retail use desired to be utilized by the owner of the Property.

“Proration Date” shall mean 11:59 p.m. on a date immediately prior to the Closing Date.

“Purchase Price” shall mean the sum of Nine Hundred Fifty-Seven Thousand Seven Hundred Fifty-Seven and 16/100 Dollars ($957,757.16). The Purchase Price shall be reduced by the total costs of the Infrastructure Work, including the costs of the Road and the Other Improvements. The costs of the Road are to be paid directly by the City through the Project Financing as further set forth in the Closing Agreement.. At Closing, Buyer shall deliver the Security to Escrow Agent which shall be utilized as provided in Section 19 of this Agreement and the Closing Agreement.

“Replat” shall mean a replat of the Property substantially in accordance with Schedule 6.

“Review Date” shall mean the earlier to occur of (i) ten (10) days prior to the Inspection Completion Date, or (ii) twenty (20) days after Buyer's receipt of the Commitment and a Survey obtained by Buyer with respect to the Property.

“Security” shall mean a letter of credit (in form and from an institution reasonably acceptable to Seller) or a cash escrow in the amount of the cost of the Other Improvements to be provided to the Escrow Agent at Closing.

“Seller” shall mean Tradition Outlet, LLC, its successors and assigns.

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“Survey” means the most recent copy of a survey of the Property in Seller’s possession, as may be updated by Buyer, at its sole cost and expense, by a duly licensed surveyor, and any new survey of the Property obtained by Buyer.

“Surviving Obligations” shall mean the indemnities and obligations of Buyer or Seller, as applicable, which, pursuant to this Agreement, are specified as surviving termination of this Agreement.

“Title Cure Date” shall mean a date which is fifteen (15) days after the Inspection Completion Date, or such earlier date as Seller may designate in writing on five (5) days written notice to Buyer.

“Tradition” shall mean the project located in St. Lucie County, Florida generally known as “Tradition” as said project may be increased or decreased by declarant from time to time (as such name may be amended by Seller from time to time).

3.           Sale and Purchase of the Property. On the terms and subject to the terms hereinafter set forth, Seller hereby agrees that at Closing Seller shall sell to Buyer and Buyer shall purchase from Seller, the Property.

4.           Purchase Price.

(a)    At Closing, Buyer shall pay to Seller in cash, cashier’s check or wire transfer the Purchase Price subject to prorations and adjustments as provided in this Agreement for the Property. The Parties acknowledge that as of the Effective Date the final amount of Purchase Price is calculated based on an estimate of the cost of the Infrastructure Work. The Parties agree that the Purchase Price shall be adjusted at Closing to reflect the final costs of the Infrastructure Work, and the Parties will agree in writing on a “true-up” calculation of the Purchase Price within five (5) days prior to Closing.

5.           Deposits. Within five (5) business days after the Effective Date, Buyer shall deliver the Initial Deposit to Escrow Agent. Within five (5) days after the Inspection Completion Date, Buyer shall deliver the Additional Deposit to Escrow Agent. It is agreed by the parties that the Additional Deposit shall be not be due from Buyer to the extent the costs of the Infrastructure Work exceeds the Purchase Price. The Deposit as and when delivered to Escrow Agent shall be deposited and upon clearance of funds held in escrow by Escrow Agent in accordance with the terms and provisions of this Agreement.

6.           Marketable Title. At Closing, Seller shall convey by Deed to Buyer good and marketable fee title (as determined by application of the Title Standards adopted by The Florida Bar and Florida law) to the Property subject only to the following “Permitted Exceptions”, to wit: (i) real estate taxes and assessments for the year of Closing, and subsequent years, which are not yet due and payable, (ii) existing zoning restrictions and prohibitions imposed by governmental authority, (iii) the “Declaration” (as hereinafter defined), (iv) matters set forth in the Deed as restrictions which shall be covenants running with the Land; (v) any matter created by Buyer or through Buyer; (vi) facts which an accurate survey would show, (vii) except as otherwise set forth herein, matters shown in Schedule B-II of the Commitment, other than the standard exceptions regarding gap, party in possession and mechanics’ liens (unless created by or through Buyer), and Survey (or would have been shown if properly searched and/or surveyed, subject to the provisions of Paragraph 7, and (ix) the Plat (recognizing that after Closing, the Buyer shall Replat the Property so that the Property is a separate parcel as provided in this Agreement).

7.           Title Insurance.

(a)    At least fifteen (15) days from the Effective Date, Seller shall provide to Buyer a title insurance commitment together with respect to the Property (“Commitment”) issued by a title underwriter (“Title Company”) selected by Seller, by an agent of the Title Company selected by Seller, binding the Title Company to insure, pursuant to an ALTA Form B title insurance policy in favor of Buyer (“Owner’s Policy”), good, marketable, insurable, fee simple title to the Property, subject only to the Permitted Exceptions. The delivery of the Commitment to Buyer shall be accompanied with hard copies or electronic copies of all items shown on Schedule B-II of the Commitment. Notwithstanding anything contained herein to the contrary, at Closing, Seller shall provide Buyer with (i) the Closing Affidavit in form reasonably required by the Title Company to delete the pre-printed exceptions with regard to mechanic’s liens (other than those created by or through Buyer), the parties-in-possession or the gap exceptions; (ii) such documentation as reasonably required to satisfy of record any mortgage, judgment or mechanic’s lien or other lien which encumbers the Property so that the Property can be conveyed to Buyer free of all such encumbrances; and (iii) evidence of Seller being current and in good standing with authority to convey the Property to Buyer. Furthermore, during the term of this Agreement, Seller shall not, except as provided in this Agreement, without in each instance first obtaining Buyer’s written consent, which may be withheld in Buyer’s reasonable discretion, consent to or permit (i) any modifications to existing easements, covenants, conditions, restrictions, or rights of way affecting the Property, (ii) any new easements, covenants, conditions, restrictions, or rights of way affecting the Property, (iii) any zoning changes or other changes of governmental approvals with respect to the Property. Additionally, to the extent that the Buyer shall provide the Title Company with an ALTA survey having an effective date within ninety (90) days of the Closing, then the Owner’s Policy shall delete the preprinted survey exception and will only show matters shown on such Survey.

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(b)    On or before the Review Date, Buyer shall notify Seller of any defect or other objection with respect to the condition of title to the Property as determined by Buyer in its sole discretion. In the event Buyer shall timely object to matters set forth in the Commitment or the Survey (or, if not obtained by Buyer, any existing survey of the Property), Seller shall have the right to attempt to cure such matter objected to by Buyer on or prior to the Title Cure Date. In the event that prior to the Title Cure Date Seller has not, for any reason, corrected such title defect, then Buyer shall have, at Buyer’s option, the right to terminate this Agreement prior to the end within five (5) days of the expiration of the Title Cure Date, whereupon this Agreement shall terminate, the Deposit shall be returned to Buyer and the parties released of all further obligations each has to the other under this Agreement, except the parties shall not be released with respect to the Surviving Obligations. In the event Buyer does not elect such right of termination within five (5) days of the expiration of the Title Cure Date, then this Agreement shall automatically terminate, unless Buyer has delivered written notice to Seller in writing within five (5) days of the expiration of the Title Cure Date that Buyer accepts title to the Property without diminution of any of the consideration payable under this Agreement and such matter(s) pertaining to the Property as of the Title Cure Date as set forth in the Commitment shall be deemed a Permitted Exception. In the event Buyer does not object to matters set forth in the Commitment or Survey prior to the Inspection Completion Date, then all such matters shown in the Commitment or matters of Survey shall be Permitted Exceptions. Notwithstanding anything contained in this Section 7 to the contrary, (whether or not Buyer objects to same) at Closing the Seller agrees that it shall provide the Agreed Cure Items.

(c)    After the Inspection Completion Date and prior to Closing, Buyer shall have the right from time to time to periodically update the Commitment. If new title exceptions are shown in any update which were not shown in Schedule B-II of the original Commitment, which are not Permitted Exceptions, Buyer shall have the right to object to defects in title within ten (10) days after Buyer becomes aware of such new title exception. If Seller does not remove the defects within ten (10) days of Buyer’s notification of same in accordance with the terms of this Section 7, Buyer shall have the option, exercisable by delivering written notice to Seller within five (5) days after the end of such period, of either accepting the title in its existing condition, with any such matters being deemed Permitted Exceptions, or of terminating this Agreement, whereupon the Deposit shall be returned to Buyer and the parties released of all further obligations each has to the other under this Agreement, except the parties shall not be released with respect to the Surviving Obligations. Buyer’s failure to cancel as aforesaid will be deemed its acceptance of any such new title exceptions as Permitted Exceptions. Notwithstanding anything to the contrary contained in this Agreement, if any title objection by Buyer consists of a mortgage, tax lien on the Property (other than the Permitted Exceptions), code enforcement lien or judgment lien recorded against the Property, regardless of the amount of the same, Seller shall be required to remove the same by payment, by bonding, or causing the Title Company to insure over the same or otherwise. If Seller fails to remove at or prior to Closing any such, tax lien on the Property (other than the Permitted Exceptions), code enforcement lien, mortgage or judgment lien recorded against the Property, Buyer may, but shall not be obligated to, close title subject to such deed of, tax lien on the Property (other than the Permitted Exceptions), code enforcement lien, mortgage or judgment lien against Seller resulting in a lien on the Property with a credit against the Purchase Price in the amount reasonably required to remove same.

(d)    On or before the expiration of the Review Date, Buyer shall have the right to obtain an update of the Survey, or obtain a new survey (collectively referred to herein for the purposes of this Section 6(e), as the “Survey. If the Survey shows any encroachment on the Property, or that any improvement located on the Property encroaches on the land of others, or if the Survey shows any other defect which would affect the marketability of title to the Property, in Buyer’s reasonable discretion, then Buyer shall, prior to the Review Date, notify Seller in writing of the specific defect, and thereafter such encroachment or defect shall be treated in the same manner as title defects are treated under this Section 7.

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(e)    Within fifteen (15) days after the Effective Date, Seller shall provide to Buyer, for Buyer’s review and approval, the proposed metes and bounds legal description for the Property. The parties agree to use commercially reasonable efforts and to cooperate with each other to reach mutual agreement regarding the legal description of the Property (the “Metes and Bounds Description”) on or before a date which is twenty (20) days prior to the Inspection Completion Date.

8.           Representations and Warranties.

(a)    Seller covenants, represents and warrants to Buyer the following, all of which shall be required to be true and correct in all material respects on and as of the Effective Date and the Closing Date as a condition precedent to Buyer’s obligations hereunder, and all of which shall survive the Closing for a period of two (2) years after the Closing Date:

(i)      Seller is a Florida limited liability company which has all necessary power and authority to enter into this Agreement and to perform all of the obligations to be performed by Seller hereunder; Seller has obtained all company consents required to permit all of the transactions contemplated by this Agreement (including but not limited to the sale of the Property to Buyer) and required under any partnership agreement, shareholder agreement, covenant or other agreement concerning it or to which it is a party or by any law or regulations. Seller is solvent, and no receivership, bankruptcy, or reorganization proceedings are pending or contemplated against Seller in any court.

(ii)    This Agreement has been duly and validly executed and delivered by Seller and this Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. Seller is not a party to any other agreement to sell the Property to any other party.

(iii)    Seller is a “United States person” within the meaning of the Internal Revenue Code of 1986, as amended.

(iv)    To the best of Seller’s knowledge, the Properly is in compliance with and does not violate any provisions of the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as the same may be amended from time to time) and/or of any other environmental or other statute relating to “hazardous” or “toxic” substances or any similar statute or statutes enacted in the State of Florida; and that Seller has never used the Property for the dumping or storage of any hazardous or toxic substances or wastes and knows of no such use by any other party. Seller has received no notice, actual or constructive, that any environmental violations or adverse conditions exist with respect to the Property.

(v)    There shall be no parties in possession of (or under agreement concerning) the Property which Seller conveys to Buyer pursuant to this Agreement, other than Seller, and at Closing there shall be no tenants or other rights of occupancy of third parties other than the Permitted Exceptions.

(vi)   There is no litigation pending against Seller (including without limitation any bankruptcy proceedings) which would adversely affect Seller’s ability to convey the Property to Buyer as provided in this Agreement or adversely affect the Property, nor is Seller aware of any condemnation proceedings pending or threatened with respect to the Property. Before the Closing Seller shall provide Buyer with prompt written notice reasonably detailing any pending or threatened litigation or condemnation proceedings with respect to the Property.

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(vii)    All real estate or ad valorem, sales, use and all other taxes assessed or payable with respect to the Property for years prior to Closing shall be paid on or before Closing and taxes and assessments for the year of Closing shall be prorated at the Closing. The assessments are paid in advance.

(viii)    Seller has no knowledge regarding, and has received no written notice of, violations of any law, ordinance, order, or regulation affecting the Property issued by any governmental or quasi- governmental authority having jurisdiction over the Property that has not been corrected; and before the Closing, Seller shall promptly disclose to Buyer any knowledge regarding, and furnish to Buyer copies of any and all written notices of, violations that Seller receives between the Effective Date and the Closing from any governmental or quasi-governmental authorities having jurisdiction over the Property.

(b)   Buyer covenants, represents and warrants to Seller the following, all of which shall be required to be true and correct in all material respects on and as of the Effective Date and the Closing Date as a condition precedent to Seller’s obligations hereunder, and all of which shall survive the Closing for a period of two (2) years after the Closing Date:

(i)            Buyer has all necessary corporate power and authority to purchase the Property, and has full corporate power and authority to enter into this Agreement, to execute and deliver the documents required of Buyer herein, and to perform its obligations hereunder; and

(ii)           Buyer is duly authorized to execute and deliver and perform this Agreement and all documents and instruments and transactions contemplated hereby or incidental hereto; and this Agreement and the other documents required of the Buyer hereunder shall be binding on and enforceable against Buyer.

9.   Inspection. If on or before 5:00 p.m. (EST) on the Inspection Completion Date, Buyer determines, in its sole and absolute discretion, that Buyer does not desire to purchase the Property, for any reason or for no reason whatsoever, notwithstanding anything to the contrary herein, then Buyer shall have the absolute right to elect to terminate this Agreement by delivering written notice to Seller on or prior to 5:00 p.m. (EST) on the Inspection Completion Date electing to terminate this Agreement, whereupon Escrow Agent shall promptly deliver the Deposit to Buyer, this Agreement shall terminate and the parties shall be released of all further obligations each to the other under this Agreement; provided, however, the parties shall not be released with respect to the Surviving Obligations. In the event Buyer fails to terminate this Agreement pursuant to this Paragraph 9 on or before 5:00 p.m. (EST) on the Inspection Completion Date, Buyer shall be deemed to have waived the contingencies set forth in this Paragraph 9, and the Deposit delivered by Buyer to Escrow Agent shall be non-refundable, except as otherwise specifically provided in this Agreement.

Buyer, its agents, employees and representatives shall have access to the Property at all times subsequent to the Effective Date of this Agreement and until any termination of this Agreement with full right to: (a) inspect the Property; and (b) to conduct reasonable tests thereon including, but not limited to, soil borings and hazardous waste studies, and to make such other examinations with respect thereto as Buyer, its counsel, licensed engineers, surveyors or other representative may deem reasonably necessary. Seller acknowledges and agrees that Buyer may contact any and all agencies, governmental authorities, consultants and experts. Buyer agrees that it shall not interfere with Seller or the work being performed by or through Seller in connection with the tests and inspections to be performed by Buyer and Buyer shall contact Seller to advise Seller of any such tests or inspections. Any tests, examinations or inspections of the Property by Buyer and all costs and expenses in connection with Buyer’s inspection in connection with the Property (or any part thereof) shall be at the sole cost of Buyer and shall be performed in a manner not to interfere with Seller or its use of any of the Property and shall not violate any law or regulation of any governmental authority. Upon completion of such inspection, examination or test, Buyer shall restore the Property to substantially its condition existing as of the Effective Date, Buyer shall not permit any liens to be placed against any portion of the Property arising from any action of Buyer and if any liens are placed on any portion of the Property arising from any actions by or through Buyer or its agents, Buyer shall promptly remove such lien by payment or bonding same in a manner required under Florida law so that same is no longer a lien on any portion of Property. Buyer hereby agrees that neither Buyer nor any of its counsel, engineers, surveyors or other representatives shall have the right to place any liens against any portion of the Property and that Buyer shall notify all persons providing services, labor or material on behalf of Buyer that such party shall look solely to Buyer and that the Property shall not be subject to any lien as the result of Buyer’s failure to pay for any such services, labor and/or material. Buyer and its employees, agents and contractors shall enter on the Property at their own risk, and Seller shall not be liable in any way for any damage or act suffered by such parties other than as a result of Seller’s wrongful acts or Seller’s gross negligence.

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Upon any termination of this Agreement, Buyer shall return to Seller any and all documents, studies and information provided by Seller to Buyer and Buyer shall promptly deliver to Seller copies of all tests, surveys, plans and other documents prepared by Buyer in connection with the Property. Buyer hereby indemnifies and holds Seller forever harmless from and against any and all loss, damage, judgments, claims and threats of claims, including all reasonable attorneys’ fees and court costs through all trial and appellate levels, in connection with any physical injury to persons or property, in connection with any liens or claims of lien against the Property or any part thereof or otherwise arising out of Buyer’s inspections or tests of the Property contemplated by this Agreement, except (i) such indemnity shall not apply to Seller’s wrongful acts or gross negligence; (ii) Buyer shall not be obligated to restore any pre-existing condition which pertains to the Property at the time Buyer comes on to the Property to inspect same; and (iii) such indemnity shall not apply to any loss, damage, judgments, claims or threats of claims related to disclosure of any conditions related to the Property unless caused by or through Buyer.

Within three (3) days of the Effective Date of this Agreement, Seller will make available to Buyer, without charge, with relevant or necessary information within its possession or control with respect to the Property, including, without limitation, title policies (and copies of title exceptions therein), surveys, copies of all licenses, permits, consents, and approvals relating to the Property, hazardous waste and environmental studies, soil condition studies, appraisals, and copies of real property tax bills for the years 2006, 2007 and 2008, 2009, engineering studies, traffic studies, copies of covenants or restrictions pertaining to the Property, zoning certificates issued by any municipality, any documents relating to any special exception, non-conforming use, or zoning variance for the Property.

The provisions of this Paragraph shall survive any termination of this Agreement for one (1) year.

10.         Closing. The closing of title for the Property (“Closing”) shall take place at the offices of Escrow Agent or such other location mutually acceptable to the parties (“Closing Location”), commencing at 10:00 a.m. (EST) on the Closing Date; provided, however, at the request of either Seller or Buyer, the Closing may be effectuated through an escrow closing, whereby all closing proceeds and closing documents are provided by each of the parties to the Escrow Agent on or before the Closing Date, and the Escrow Agent will disburse such closing proceeds and closing documents on the Closing Date.

11.         Closing Costs and Documents.

(a)           Seller will be responsible for the payment of (i) its attorneys’ fees, except as provided in Paragraph 19(e), (ii) the cost of recording all corrective instruments as to title defects which Seller is required to provide pursuant to this Agreement, and (iii) for the cost to perform the obligations of Seller as set forth in this Agreement.

(b)           Buyer agrees to pay (i) the recording fee to record the Deed, (ii) any Commitment or title policy and all endorsements provided to any title policies issued pursuant to the Commitment, (iii) the costs to perform Buyer’s due diligence, (iv) the cost of the Buyer’s Survey (if Buyer elects to obtain such Survey), (v) any cost to obtain the Project Financing, (vi) its own attorneys’ fees, except as provided in Paragraph 19(d) and (vii) performance of the obligations of Buyer as set forth in this Agreement.

(c)           At Closing, Seller shall execute and/or deliver to Closing Agent the following: (i) a Deed in proper recordable form, duly executed and acknowledged by Seller, and conveying to Buyer fee simple absolute ownership of the Property free and clear of all liens and encumbrances and subject only to the Permitted Exceptions, (ii) evidence of Seller’s good standing and company authority to convey the Property, (iii) the Closing Affidavit, (iv) FIRPTA affidavit to the effect that Seller is not a “foreign person”, (v) a closing statement, (vi) 1099S reporting form, (vii) such documentation as reasonably required by Buyer to satisfy of record and release any mortgage, code enforcement, judgment or mechanic’s lien which encumbers the Property so that the Property can be conveyed to Buyer free of such encumbrance, (viii) Closing Agreement, and (ix) such other instruments as Buyer may reasonably desire consistent with the terms of this Agreement which are necessary to consummate the transactions contemplated by this Agreement provided such other instruments do not create any additional liability, cost or obligation on the Seller’s or its assets. All such documents (unless attached to this Agreement or otherwise agreed to by the parties) shall be in a form reasonably satisfactory to Buyer, Seller and the Title Company.

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(d)           At Closing, Buyer shall (i) deliver to the Closing Agent the Purchase Price, as adjusted pursuant to the terms of this Agreement, (ii) Irrigation Agreement, (iii) the restrictive covenant in the Deed contemplated by this Agreement, and (iv) execute and deliver the closing statement, the Closing Agreement, and such other instruments as Seller may reasonably desire in connection with or to consummate the transactions contemplated by this Agreement, provided such other instruments do not create any additional liability, cost or obligation on the Buyer.

(e)           All closing documents shall be in a form attached and if not attached in form reasonably satisfactory to Seller and Buyer. All documents and funds required by this Agreement from the parties to close the transactions contemplated in this Agreement shall be delivered to the agent of the Title Company issuing the Commitment (the “Closing Agent”), and upon delivery of all such documents and funds to the Closing Agent, and the endorsement or mark-up of the Commitment as set forth below, the Closing Agent shall disburse via check or wire transfer the net proceeds due Seller as directed by Seller in separate instructions to the Closing Agent, and complete this transaction by delivering and recording all documents as provided in this Agreement and the Commitment.

12.         At Closing, all taxes, improvement liens, assessments, Assessments Liens (other than Project Financing), utility charges, property owners’ assessments and any and all other expenses contemplated by the Declaration shall be prorated as of the Proration Date, and Seller shall be responsible to pay same up and to the Closing Date. The parties acknowledge such Assessment Liens are paid in advance. Real estate taxes and assessments on the Property shall be prorated based upon the payment period (i.e., calendar or other tax fiscal year) to which same are attributable, regardless of whether or not any such taxes are then due and payable or are a lien. Seller shall pay at or prior to Closing any unpaid taxes and assessments prorated to the Proration Date, and the Buyer shall be responsible for such taxes and assessments prorated as of the Closing Date attributable to the period from and after the Proration Date. Seller shall receive credit for any previously paid or prepaid taxes attributable to periods from and after the date of Closing. In the event that as of the date Closing occurs the actual tax bills for the tax year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates, millages and assessed valuation of the previous year, with known changes, shall be used, and after the Closing occurs and when the actual amount of taxes for the year or years in question shall be determinable, such taxes will be re-prorated between the parties to reflect the actual amount of such taxes within twenty (20) days after receipt of delivery of actual tax bill to the other party. To the extent that any of such other expenses are pro rated based on an estimate, then upon receipt of the actual determination of such, expenses the parties shall reprorate same with appropriate payment to the party entitled to same which shall be made within thirty (30) days after written demand together with a copy of supporting documentation evidencing such obligation. The provisions of this subsection shall survive the Closing. All prorations and payments to be made under the foregoing provisions shall be made on the basis of a written statement or statements delivered to Buyer by Seller and approved by Buyer. In the event any prorations, apportionments or computation shall prove to be incorrect for any reason, then either party shall be entitled to an adjustment to correct the same. There shall be no proration or adjustment for Project Financing, which Project Financing shall be paid for by Buyer.

13.         Development of the Property.

(a)           Seller and Buyer acknowledge that it is necessary to establish and maintain a balanced and diversified mixture of commercial improvements in Tradition, comply with restrictions applicable to the Property and it is desirable to establish and maintain minimum value for Tradition by requiring certain restrictions including a limitation of height and square footage of development on the Property. Buyer agrees that the Infrastructure Work on the Property shall be constructed substantially in accordance with the Approved Plans.

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(b)           Unless otherwise set forth in the Closing Agreement between Buyer, Seller and the City, all costs of construction of the Infrastructure Improvements, Replat and other improvements by Buyer in connection with development of the Property shall be borne exclusively by Buyer and Buyer shall be solely responsible for obtaining all approvals necessary for construction of improvements in connection with development of the Property, including, without limitation, building permits. Seller shall use its best efforts to cooperate with Buyer in obtaining all approvals, permits, development orders, licenses, etc., which will allow Buyer to complete the Infrastructure Improvements, Replat the Property and amend any site plans related to the Property, provided Seller shall not be required to incur any liability or expense in connection with such cooperation.

(c)           Intentionally Deleted.

(d)           Intentionally Deleted.

(e)           Buyer agrees to provide an irrigation system of one hundred percent (100%) coverage of all landscaped or sodded area for the Property acquired by Buyer.

(f)            Intentionally Deleted.

(g)           Buyer acknowledges that Seller is in the initial stages of its development of Tradition and that certain further documents may be executed by Seller and recorded in the Public Records of St. Lucie County in connection with such development, subject to the prior written approval of Buyer to the extent that any such documents affect title to the Property or Buyer’s Intended Use of the Property. In accordance therewith, Buyer’s prior written consent shall be required prior to the recording of any easements to drainage district, utility companies, property owner’s associations, cable companies and agreements or orders with or by governmental or quasi-governmental authorities which affect title to the Property or Buyer’s Intended Use of the Property, provided that Buyer agrees that it will not unreasonably withhold Buyer’s consent to any of the above documents provided that the same would not (i) interfere with or adversely impact Buyer’s planned development and use of the Property, (ii) adversely impact the value of the Property, or (iii) increase the cost of ownership or operation of the Property beyond that which would otherwise have existed or is permitted to exist pursuant to this Agreement. Without limiting the provisions of the foregoing, the Buyer agrees that in connection with the development of the Approved Plans, the Buyer shall provide for a drainage interconnect from the point of entry to the point of discharge as contemplated by the master drainage system. Notwithstanding the foregoing, in connection with any documentation referred to in this Paragraph (g) which is requested by Seller which runs across the Property, then prior to Seller encumbering the Property with such additional exception, Buyer’s approval may be granted or withheld in Buyer’s sole discretion if there is any additional cost or liability to Buyer or adverse impact to the development or use of the Property.

(h)           Seller shall assign a portion of the Army Corps of Engineers Permit to Buyer with respect to the Property and Buyer shall accept such assignment; provided, Buyer shall have no obligations to perform any obligations in connection with such Army Corps Permit, all of which obligations shall be performed by Seller or such other party, at Seller’s or such other party’s sole cost and expense. Additionally, the parties recognize that the Seller shall have a South Florida Water Management District Permit and, to the extent requested by Seller, the Buyer, as owner of the Property, will agree to cooperate at no cost or expense to Buyer in Seller closing out Seller’s (or its affiliates’) water management permits with respect to Tradition provided that there is not any additional cost or liability to Buyer or adverse impact to the development or use of the Property.

(i)            The provisions of this section shall survive Closing.

14.	Declaration.

(a)           The Buyer agrees that the Property shall be part of a planned community to be created by recordation of various land use documents, including, but not limited to, a Declaration of Protective Covenants recorded in Official Records Books 2098, Page 1697 of the Public Records of St. Lucie County, Florida, as amended (such document as amended from time to time being the “Declaration”). The parties hereby agree that all obligations created under Declaration shall be deemed Permitted Exceptions. The Property shall be committed to the Declaration on or prior to the Closing Date.

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(b)           Buyer acknowledges the “Master Association” or “Association” (as hereinafter defined) and that Buyer, as an owner of the Property conveyed hereunder, will be a member of the Master Association or  Association, subject to all of the respective rights and obligations applicable to a member of the Master Association or Association such as Buyer. Buyer agrees to accept title to the Property conveyed by Seller pursuant to this Agreement at Closing, subject to the Declaration and to abide by and comply with all the terms and conditions thereof. Buyer acknowledges that each owner of portions of the Property shall be liable for the payment of all fees and assessments under the Declaration. The Declaration will, among other things, establish certain common areas to be maintained by assessments upon and be available for use by owners of the property within Tradition. Buyer acknowledges and agrees that construction of all improvements on the Property acquired by Buyer will be subject to the requirements of the Declaration.

In connection with the assessments imposed by the Association contemplated by the Declaration, the Buyer shall not be required to pay the assessments imposed under the Declaration. At Closing, Buyer shall pay to the Master Association or Association, a capital contribution equal to one-sixth (l/6th) of the annual assessments of such Association attributable to the Property at such time as the owner of the Property is required to commence to pay assessments to the Association as set forth in this Section 13.

(c)           The estimated assessment applicable to the Property in effect as of the Effective Date to be charged under the Declaration payable to Tradition Commercial Association, Inc. (“Association” or “Master Association”) is approximately Eight Hundred Dollars ($800) per acre per year,. The foregoing estimated fees payable to the Association shall include master, common area or maintenance charges (“Maintenance Charges”), which Assessments will be payable to the Association on a quarterly basis in advance commencing at such time as set forth in Section 13(b) and continuing quarterly thereafter. Buyer acknowledges that the amounts set forth above are subject to adjustment as provided in the Declaration.

15.         Brokerage. The parties hereto each represent to the other that there are no brokers that are or were instrumental in the negotiation and/or consummation of this transaction. Seller and Buyer hereby indemnify and hold each other harmless from and against any cost, fees, damages, claims and liabilities, including, but not limited to, reasonable attorneys’ and paralegals’ fees arising out of any claim or demand or threats of claim made by any broker or salesmen claiming by reason of its relationship with the offending party or its representatives, employees or agents, whether incurred by settlement and whether or not litigation results in all trial, arbitration and appellate levels. Principals of Seller are licensed real estate brokers. The provisions of this Paragraph shall survive each Closing or earlier termination of this Agreement.

16.         Covenant.

(a)           Seller covenants and agrees that following the Effective Date of this Agreement, it shall not take any of the following actions without the prior written consent of Buyer (such consent may be withheld in Buyer’s sole discretion): (i) enter into any lease or sublease of the Property or any portion thereof; or (ii) enter into, extend or modify any other agreement adversely affecting the Property the term of which would extend beyond the Closing or which would impose any burden on or harm to Buyer other than the Permitted Exceptions and the right of Seller to modify the plan of development and permitting for the Project, provided same does not adversely affect Buyer’s ability to develop or cost to develop the Proposed Use and use and operate the Property for such use. Buyer agrees that at or before Closing, the Seller may record a document as a covenant running with the Property (the “Covenant”), providing that (except with Seller’s written consent which may be arbitrarily withheld) the Property shall be deed restricted so that for a period of twenty-one (21) years following such Closing (i) the Property shall be restricted to the Proposed Use, and (ii) the Property may not be rezoned for a zoning category other than as shall exist as of the Closing. The parties hereby agree that the form of the Covenant will be mutually agreed upon by Seller and Buyer prior to the Inspection Completion Date, and the agreed upon form of the Covenant shall be a Permitted Exception.

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(b)           (c)   The parties recognize that the Seller will process and attempt to obtain the DRI Amendment; provided, however, the Buyer agrees that it shall pay for all third party expenses incurred by Seller in connection with attempting to obtain the DRI Amendment; provided, however, that prior to incurring such expenses the Seller shall submit to Buyer a proposed budget for such proposed expenses, which budget shall be subject to Buyer’s approval, which approval shall not be unreasonably withheld or delayed. To the extent that the Buyer does not approve the proposed budget for the DRI Amendment, then the Seller shall not be required to process the DRI Amendment and obtaining of the DRI Amendment shall not be a condition precedent to Closing as provided in Section 21 (b)(iv). In addition to Seller processing and attempting to obtain the DRI Amendment. Buyer may, at its option and at its own cost and expense, simultaneously process an application with the City of Port St. Lucie to attempt to obtain an amendment to the site plan for property to the South of the Property owned by Seller and Office Specialists at Traditions, LLC (“Office Specialists”) so that Lot 4 of Tradition Plat 56 recorded in Plat Book 58, at Pages 30-33 of the Public Records of St. Lucie County, Florida, which lot is owned by Seller, is eliminated. from such site plan (“Site Plan Amendment”). Seller hereby consents to the Site Plan Amendment and shall use reasonable efforts to cooperate with Buyer in obtaining approval of the Site Plan Amendment from the City of Port St. Lucie at Buyer’s expense.

17.         Plan Approval.

(a)           In order to assure uniformity and compatibility of the development within Tradition, Buyer acknowledges and agrees that the Property conveyed at Closing pursuant to this Agreement shall only be used for the construction of the Proposed Use unless Buyer shall obtain Seller’s written approval (which will not be unreasonably withheld or delayed) of a different use, all architectural exterior elevations, site plans or material changes to the approved site plan, signage (temporary and/or permanent) utility plans, drainage plans and landscaping plans for any development and/or construction on the Property, whether conceptual, preliminary, proposed or final and all material modifications, alterations and additions thereto (“Plans”) must be submitted to Seller and shall be subject to Seller’s written approval, which shall not be unreasonably withheld, conditioned or delayed, and all infrastructure improvements, buffers, lakes, retention areas, conservation areas and/or open space shall additionally require the approval of Seller, which shall not be unreasonably withheld, conditioned or delayed. The approval of such Plans may be based on aesthetic grounds of Seller, provided Seller agrees that it shall not unreasonably withhold, condition or delay its approval to such Plans if such Plans are consistent with Seller’s design guidelines (the “Design Guidelines”). The Seller agrees that upon delivery of a complete set of Plans which the Buyer desires Seller’s approval on, that it will review and approve or disapprove and set forth the basis for such disapproval within ten (10) days of receipt of such complete set of Plans together with a written request of Seller asking for its approval thereof (the end of such 10 day period being the “Plan Approval Date”). In the event that the Seller shall fail to approve in writing or disapprove and specify the basis for such disapproval in writing by the Plan Approval Date, Seller shall be deemed to have approved such Plans. No construction or installation of any improvements or development of any portion of the Property acquired by Buyer shall be undertaken, except in accordance with the complete and final Plans which have been approved in writing by Seller, if required, as set forth above (which Plans, if approved by Seller, referred to as the “Approved Plans”). Notwithstanding anything to the contrary contained herein, Seller acknowledges and agrees that Seller shall not (a) have any approval rights with respect to interior portions of the improvements, and Seller only have approval rights with respect to exterior components of improvements and/or landscaping located on the Property, and (b) discriminatorily be more restrictive or burdensome approval standards or conditions on the Property than it does with respect to any other similar properties within Tradition.

(b)           Buyer shall submit to Seller, and Seller shall have the right to approve, any and all material modifications to the Plans (made either before or after any Closing). Seller shall also have the right to review and approve any and all material modifications to the Plans required by any applicable governmental agency, including, without limitation, St. Lucie County, Florida.

(c)           Buyer shall perform all construction and development of any work to be performed by or through Buyer substantially in accordance with the Approved Plans.

(d)           The provisions of this Paragraph 16 shall be a covenant running with the Property acquired by Buyer which is conveyed at Closing pursuant to this Agreement and shall survive such Closing.

18.         Tradition Name. Seller reserves all rights with respect to the name “Tradition” or any association or club created in connection therewith; provided, however, that Buyer shall have the right to use “at Tradition” or  “of Tradition” as part of the name of Buyer, and Buyer may refer to the fact that the Property is located within Tradition. Except as set forth above, Buyer shall have no right whatsoever to use any of such names in connection with any of the Property or in any advertising or promotional materials or in any other manner without the prior written consent of Seller, which consent will not be unreasonably withheld. The terms and provisions of this paragraph shall be covenants running with the land and shall survive Closing.

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19.         Closing Work.

(a)           At Closing (i) the Buyer shall deliver to Escrow Agent the Security, which Security shall be held in escrow by Escrow Agent; and (ii) the City shall enter into the Closing Agreement whereby the City confirms that it is holding the cost to construct the Road which will be utilized by the City to reimburse the party performing such Road work as hereinafter provided and at Closing, simultaneous with the execution of the Closing Agreement, the Seller shall amend the deed restriction set forth in the deed from Seller to City with respect to the Other Property (“City Deed”) to remove the requirement that the City construct the road located to the north of the Property as set forth in such City Deed. The parties acknowledge that the Buyer shall utilize its commercially reasonable best efforts to complete the Infrastructure Work within twenty-four (24) months from the Closing Date or such other time period as Buyer and Seller may agree upon in writing (the “Completion Date”), and in a good and workmanlike manner and in accordance with all applicable governmental and utility authorities and providers. Seller agrees to use its best efforts to cooperate with Buyer (at no cost or liability to Seller) to assist Buyer obtain all permits, site plan amendments, building permits and other licenses or permits to complete the Infrastructure Work. As Buyer completes portions of the Infrastructure Work, the Buyer shall be entitled to be reimbursed from the City out of the monies held by the City with respect to the costs incurred to complete the Road improvements and to the extent the Security is in the form of cash security the Escrow Agent shall disburse an amount equal to the bona fide costs incurred by Buyer to complete the Other Improvements upon being provided reasonable evidence that such Other Improvements have been installed in a good and workmanlike manner, free of liens and encumbrances. To the extent that the Buyer completes the Infrastructure Work, the Buyer shall be entitled to be reimbursed out of the funds held by the City with respect to the Road improvement costs and to the extent the Security is in the form of cash security the funds held by the Escrow Agent as to the Other Improvement Costs and to the extent that there are any remaining funds in the escrow after completion of such Other Improvements (and payment to all parties), the balance of the funds being held in the escrow shall be disbursed to the Seller. At such time as Escrow Agent is authorized to disburse the balance of the funds in escrow to Seller, then the Security if still in the form of a letter of credit shall be returned to Buyer.

In the event that the Buyer shall fail to complete the Infrastructure Improvements on or before the Completion Date, the Seller shall have the right but not the obligation to complete such Infrastructure Improvements, whereupon the Seller shall be entitled to be reimbursed from the City for the bona fide costs incurred by the Seller with respect to the Road not to exceed the remaining funds being held by the City pursuant to the Closing Agreement, and Seller shall be entitled to be reimbursed from the Escrow Agent for one hundred percent (100%) of the costs incurred by Seller in connection with performing the Other Improvements upon providing reasonable evidence of such work being performed by the Seller with any remaining funds in the escrow account after completion of such Infrastructure Improvements to be paid to the Seller. In the event that the Security is in the form of a letter of credit and the expiration date of such letter of credit is due to expire within thirty (30) days, then the Escrow Agent shall draw on the letter of credit and hold the proceeds of such letter of credit as cash security pursuant to this Agreement. Additionally, to the extent that the Seller performs the Other Improvements and is entitled to be reimbursed pursuant to this Agreement, then the Escrow Agent shall draw on such letter of credit and disburse the proceeds received from such letter of credit to Seller as provided in this Agreement.

(b)           On or before the Completion Date, Buyer shall obtain a Replat of the Property so that the Property is a separate parcel and shall contain thereon easements for ingress, egress and utilities which are reasonably acceptable to Buyer (“Replat”). The Replat form and substance of the Replat are subject to Seller’s prior written approval, which approval may not be unreasonably withheld or delayed. Seller agrees to use its best efforts to cooperate with Buyer to obtain all permits, site plan amendments, building permits and other licenses or permits to complete the Replat.

(c)           In the event that the Buyer shall fail to timely complete the Infrastructure Work or the Buyer shall fail to finalize the Replat on or before the Completion Date, then the Seller shall have the right, but not the obligation, to perform any such Infrastructure Work or finalize the Replat which has not been performed by the Buyer, whereupon the Seller shall seek reimbursement for such work (i) from the City, as to the Road; (ii) from the Escrow Agent as to the Other Improvements; and (iii) from the Buyer as to any remaining obligations not funded by the Escrow Agent or City provided for in the Closing Agreement.

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(d)           The Completion Date(s) shall be extended by such reasonable period of time as may be necessary on account of inclement weather, acts of God, strikes, governmental delays or restrictions, unavailability of labor, supplies or materials and other acts outside the reasonable control of Buyer.

(e)           At Closing, the Buyer shall grant to Seller temporary license in form reasonably acceptable to Seller and Buyer permitting Seller access over the Property to perform the Infrastructure Work, if necessary as set forth herein.

(f)           At Closing, the parties will enter into a “Closing Agreement”, whereby (i) the City agrees to allocate a portion of the Project Financing necessary to pay for the Road work, disburse such portion of the Project Financing to the Buyer from time to time, or directly to the contractors performing such Road work, as portions of the Road work are completed (or to Seller as provided in this Section 19); and (ii) the Escrow Agent shall disburse the escrows provided to Escrow Agent as provided in this Section 19.

(g)           The provisions of this Section 19 shall survive Closing.

20.	Default.

(a)           If Buyer shall default in any of the terms, covenants and/or provisions of this Agreement on the part of Buyer to be performed, then Seller shall have the right to terminate this Agreement, whereupon this Agreement shall terminate, Escrow Agent shall deliver to Seller the Deposit and the parties released of all further obligations, each to the other under this Agreement as agreed upon liquidated damages in full settlement of any and all claims against Buyer for damages or otherwise, except the parties would remain liable for their Surviving Obligations as set forth in this Agreement. The foregoing is the exclusive remedy of Seller with respect to Buyer’s default not cured within the appropriate cure period.

(b)           If Seller shall default in any of the terms, covenants and/or provisions of this Agreement on the part of Seller to perform, Buyer may (i) seek specific performance (but not damages); and (ii) elect, in writing, to terminate this Agreement, whereupon this Agreement shall terminate, the Deposit (to the extent paid by Buyer) shall be returned to Buyer, Seller shall reimburse Buyer its out-of-pocket expenses (not to exceed the amount of the Deposit previously paid to Escrow Agent), and the parties shall be released of all further obligations each to the other hereto, except the parties shall not be released with respect to their Surviving Obligations. The foregoing are the sole and only remedies of Buyer with respect to Seller’s default not cured within the appropriate cure period.

(c)           Prior to Seller and Buyer exercising their respective remedies set forth above, the other party shall provide the defaulting party with notice and thirty (30) days opportunity to cure (as to any default other than failure to timely close, whereby a failure to timely close shall only have a ten (10) day cure period) prior to enforcing its remedies set forth in this Agreement, provided as to non-monetary obligations (other than the failure to timely close or pay money) which cannot be cured in such thirty (30) day time frame, the defaulting party shall have the reasonable period of time to commence to cure such default within such thirty (30) day period and proceed with reasonable diligence to complete such cure. The remedies set forth in this Paragraph 19 are the sole and only remedies of the parties with respect to any breach of covenant, warranty or agreement of the parties set forth in this Agreement for a breach prior to Closing.

(d)           In addition to and without limiting the foregoing, should Buyer or Seller default in any of the terms, covenants and provisions of this Agreement on the part of such party to be performed after Closing, then the other party shall be entitled to any and all remedies which may be available at law or in equity for such breach with respect to the Property conveyed to Buyer (except no party shall be entitled to consequential or punitive damages). The provisions of this paragraph shall survive Closing.

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(e)          The parties further agree that in the event it becomes necessary for either party to litigate in order to enforce its rights under the terms of this Agreement, then, and in that event, the prevailing party shall be entitled to recover reasonable attorneys’ fees and the costs of such litigation, including appellate litigation.

21.         Conditions Precedent.

(a)          The obligations of the Seller under this Agreement shall be conditioned upon the satisfaction or waiver thereof of the following conditions (“Seller Conditions”), to wit:

(i)            Buyer’s warranties and representations set forth herein shall be true and correct in all material respects as of the Closing Date and Buyer shall have performed each and all of its covenants and agreements hereunder within the time provided.

(ii)           On or before the Closing Date, (a) the City shall have procured the Project Financing and allocated a portion thereof to pay for the Road, and (b) the City, Buyer and Seller shall enter into the Closing Agreement.

(iii)          On or before the Inspection Completion Date the Seller and Buyer agree upon the Metes and Bounds Description of the Property.

In the event any of the above Seller Conditions have not been satisfied by Seller on or before the respective dates set forth above, then the Seller shall have the right to terminate this Agreement upon written notice to Buyer, whereupon this Agreement shall terminate, the Deposit shall be returned to Buyer (as to conditions in Section 20(a)(ii)) and paid to Seller (as to condition in Section 20(a)(i)) and the parties released of all further obligations each to the other under this Agreement, except the parties shall not be released of the Surviving Obligations.

(b)          Buyer’s obligation to purchase the Property at Closing and to pay the consideration due at Closing is expressly conditioned upon the following (unless waived in writing signed by Buyer), and if all these conditions (“Buyer Conditions”) are not satisfied as of the date(s) set forth below, Buyer may terminate this Agreement in which event the Deposit shall forthwith be returned to Buyer, whereupon this Agreement shall be null and void and of no further force or effect whatsoever, and the parties released of all further obligations each to the other under this Agreement, except the parties shall not be released of the Surviving Obligations:

(i)            Seller’s warranties and representations set forth herein shall be true and correct in all material respects as of the Closing Date and Seller shall have performed each and all of its covenants and agreements hereunder within the time provided.

(ii)           On or before the Inspection Completion Date Buyer shall have received written assurances from the City that the Project Financing has been procured, a portion thereof has been allocated to pay for the Road Work and the City agrees to the form and content of the Closing Agreement.

(iii)          On or before the Closing Date the City shall have completed the Infrastructure Work.

(iv)          On or before five (5) days before the Closing Date, Buyer shall receive: (i) a written calculation from Seller setting forth all costs associated with the completion of the Infrastructure Work, which written calculation shall be subject to the reasonable approval of the Buyer and the City as to the costs to construct the Road, and subject to the reasonable approval of the Buyer as to the Other Improvements acknowledged as final by Seller; (ii) a written statement signed by Seller and Buyer agreeing to the final amount of the Purchase Price and the “true-up” calculation of the Purchase Price.

(v)           On or before Closing the Seller successfully obtains the DRI Amendment, subject to the provisions of Section 16(c).

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22.         TRIAL BY JURY. SELLER AND BUYER HEREBY MUTUALLY, KNOWINGLY, WILLINGLY AND VOLUNTARILY WAIVE THEIR RIGHT TO TRIAL BY JURY AND NO PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER COLLECTIVELY REFERRED TO AS “PARTIES”) SHALL SEEK A JURY TRIAL OF ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CLOSING DOCUMENTS OR IN ANY WAY RELATED TO THIS AGREEMENT OR INSTRUMENT OR ANY COURSE OF ACTION, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION RELATING TO THIS AGREEMENT. THE PARTIES ALSO WAIVE THE RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED, EXCEPT FOR MANDATORY JOINDERS. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER AND SHALL BE SUBJECT TO NO EXCEPTIONS. SELLER HAS IN NO WAY AGREED WITH OR REPRESENTED TO BUYER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING.

23.         As Is. It is understood and agreed that except as specifically set forth in this Agreement and the documents delivered by Seller at Closing, Seller disclaims all warranties or representations of any kind, express or implied, with regard to the Property, including but not limited to warranties as to matters of title, zoning, tax consequences, physical or environmental conditions, or any other matter or thing relating to or affecting the Property. Buyer agrees that with respect to any portion of Tradition (including, but not limited to, the Property), Buyer is not relying on, and will not rely on, either directly or indirectly, any representation or warranty of Seller, Seller’s agents or employees, other as expressly set forth in this Agreement as surviving Closing and the documents delivered by Seller at Closing. BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT FOR THE WARRANTIES AND COVENANTS SET FORTH HEREIN AS SURVIVING CLOSING OR IN THE CLOSING DOCUMENTS, BUYER SHALL ACCEPT THE PARCEL IN AN “AS IS” AND “WHERE IS” CONDITION WITH ALL FAULTS AND THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, COLLATERAL TO OR AFFECTING THE PARCEL, INCLUDING, BUT NOT LIMITED TO, NO WARRANTIES OF MERCHANTABILITY OR HABITABILITY. THE TERMS OF THIS PARAGRAPH SHALL SURVIVE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

24.         Escrow Agent. It is agreed that the duties of the Escrow Agent are only as herein specifically provided and purely ministerial in nature, and the Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith. Seller and Buyer each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder, except the parties shall not release Escrow Agent from willful misconduct or gross negligence.

The Escrow Agent is acting as stakeholder only with respect to the Deposit and any other monies or documents to the extent delivered to Escrow Agent pursuant to this Agreement. The Escrow Agent agrees that at such time as either party alleges that there is a default entitling the other party to the Deposit or other monies or documents held by Escrow Agent, then the Escrow Agent shall send notice to Buyer and Seller advising that the other party has made demand on the Escrow Agent for such Deposit or other monies or documents held by Escrow Agent. If the party alleged to be in default does not dispute Escrow Agent disbursing the Deposit or other monies or documents held by Escrow Agent within ten (10) days of receipt of notice that Escrow Agent intends to disburse the Deposit or other monies or documents held by Escrow Agent, then Escrow Agent is authorized to disburse the Deposit or other monies or documents as set forth in Escrow Agent’s notice. If there is any valid dispute as to whether the Escrow Agent is obligated to deliver the Deposit or the cash or documents to close or as to whom the Deposit or cash or documents to close is to be delivered, the Escrow Agent shall not make any delivery, but in such event, the Escrow Agent shall hold same until receipt by it of an authorization in writing, directing the disposition of same executed by Seller and Buyer; or in the absence of such authorization, the Escrow Agent shall hold the Deposit and/or the cash or documents to close until final determination of the rights of the parties in the appropriate proceedings. If such written authorization is not given or proceedings for such determination are not begun within thirty (30) days of written demand by Escrow Agent to Seller and Buyer and diligently continued, the Escrow Agent may bring an appropriate action or proceeding to interplead such deposits. Escrow Agent shall have the right to withdraw as Escrow Agent upon ten (10) days written notice to the parties and if the parties do not provide a substitute Escrow Agent and release Escrow Agent under this Agreement within such ten (10) day period, the Escrow Agent may interplead the Deposit. Any such interpleader action must be brought in St. Lucie County, Florida. The Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys’ fees and disbursements, by the party determined to have wrongfully disputed Escrow Agent’s authority to disburse. Upon making delivery of the Deposit and/or the cash or documents to close, the Escrow Agent shall have no further liability unless such delivery constituted willful misconduct or gross negligence. The parties acknowledge that the Escrow Agent is counsel to Buyer and can represent Buyer and itself hereunder in the event of any dispute hereunder, concerning the monies or documents which Escrow Agent is holding or otherwise, and Seller waives any right to object to same.

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The provisions of this Paragraph shall survive any termination of this Agreement.

25.         Notices. Any notice required or permitted to be given by the terms of this Agreement or under any applicable law by either party shall be in writing and shall be either hand delivered or sent by certified mail, postage prepaid, return receipt requested. Such written notice shall be addressed to the parties as set forth in the Notice Location in the preamble of this Agreement unless the address or fax number is changed by the party by like notice given to the other parties. Notice shall be in writing, mailed certified mail, return receipt requested, postage prepaid and shall be deemed delivered when mailed or upon hand delivery to the address indicated. Notwithstanding the foregoing, notices, requests or demands or other communications referred to in this Agreement may be sent by telegraph, telephonic communication reduced to written form (i.e., fax) or overnight deliver (such as Federal Express), and shall be deemed to have been given when sent in such manner, provided, notices by fax for which receipt is confirmed after 5:00 p.m. on any date shall be deemed delivered the next business day. Notices sent by legal counsel for either Buyer or Seller shall constitute the notice of the party for which such legal counsel is acting.

26.         Condemnation. Should any governmental entity having the power of condemnation, initiate eminent domain proceedings prior to the time of Closing, to condemn any portion of the Property, then Buyer, at its sole option, may elect: (i) to purchase the Property without diminution in the Purchase Price and, on the Closing Date, Seller shall assign (without recourse or warranty) to Buyer any net condemnation proceeds payable to Seller with respect to the portion of the Property which would otherwise be conveyed at such Closing if such condemnation had not occurred (and the condemned portion of the Property will not be conveyed) and Seller shall give Buyer a credit against the Purchase Price for any award it actually receives prior to Closing; or (ii) Buyer shall have the right to elect to terminate this Agreement whereupon this Agreement shall terminate, the Deposit (to the extent paid by Buyer) shall be returned to Buyer and both parties shall thereafter be released from all further obligations hereunder except the Buyer shall not be released of their Surviving Obligations which specifically survive termination of this Agreement.

In the event Buyer shall fail to elect the provisions of Paragraph 25(i) or (ii) within thirty (30) days of notification to Buyer of such condemnation of a material portion of the Property, then in either of such events, Buyer shall be deemed to have elected the provisions of Paragraph 25(i).

27.         Further Assurances. Each party will promptly execute and deliver any and all written further assurances that are necessary, convenient, or desirable to evidence, complete or perfect (or any combination thereof) the transactions contemplated by this Agreement, so long as no further assurance operates to impose any new or additional liability upon any party. The parties will so perform all other acts that are reasonably necessary, convenient, or desirable for any such purpose, so long as no new or additional liabilities are incurred. This Section shall survive the Closing.

28.         Assignability. This Agreement may not be assigned by Buyer without the prior written consent of Seller, which consent will not be unreasonably withheld; provided, however, Buyer may assign this Agreement to a 501(c)(3) entity wholly owned by Buyer or its existing shareholder without the prior written consent of Seller, provided that such assignee assumes and agrees to perform all obligations of the assignor under this Agreement and a copy of such assignment is provided to Seller at least five (5) business days prior to the Closing Date under this Agreement. Notwithstanding anything contained herein to the contrary, Buyer consents to Seller’s assignment of this Agreement to any mortgagee providing financing to Seller; provided, however, on or before Closing the Seller shall be required to satisfy such mortgage at Closing. Seller may transfer the Property to be conveyed pursuant to this Agreement, subject to the terms of this Agreement provided that such assignee assumes and agrees to perform all obligations of the assignor under this Agreement and a copy of such assignment is provided to Buyer on or prior to the Closing Date under this Agreement.

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29.         Radon Gas Notice. Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over a period of time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.

30.         No Recording. Buyer or Seller shall not record this Agreement or any memorandum of its terms and Buyer hereby indemnifies and holds Seller harmless for all loss, cost or expense, including, but not limited to, attorneys’ fees and court costs through all trial and appellate levels as the result of Buyer’s breach of the provisions of this Paragraph. The provisions of this Paragraph shall survive Closing or earlier termination of this Agreement.

31.         Time is of the Essence. For purposes herein, the parties agree that time shall be of the essence of this Agreement.

32.         Captions and Paragraph Headings. Captions and paragraph headings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement, nor the intent of any provision hereof.

33.         No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

34.         Counterparts, This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement. Facsimile transmission copies of execution pages of this Agreement or any amendments of this Agreement or notices pursuant this Agreement shall constitute original execution documents for purposes of this Agreement or any such amendment or notice.

35.         Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns (where assignment is not restricted).

36.         Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Florida and venue with respect to any litigation shall be St. Lucie County, Florida.

37.         Gender. All terms and words used in this Agreement regardless of the number and gender in which used, shall be deemed to include any other gender or number as the context or the use thereof may require.

38.         Entire Agreement and Modification. This Agreement contains and sets forth the entire understanding between Seller and Buyer, and it shall not be changed, modified or amended except by an instrument in writing and executed by both parties.

39.         Relationship. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership, joint venture or any other relationship between Seller and Buyer other than the relationship of a buyer and seller of real property as set forth in this Agreement.

40.         Offer. Once executed by Buyer and the Deposit delivered to Escrow Agent, this constitutes an offer to purchase upon the terms and conditions set forth herein. The offer is to be accepted by the execution of this Agreement by Seller and the delivery of such executed Agreement to Buyer. The offer may, at Buyer’s option, be terminated any time prior to Seller executing and delivering this Agreement to Buyer, whereupon this Agreement shall have no further force and effect and Escrow Agent shall return to Buyer the Initial Deposit (to the extent previously delivered to Escrow Agent and such funds have cleared Escrow Agent’s account), and the parties shall have no further rights against the other hereunder.

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41.         Joinder, So long as no new or additional liabilities are incurred other than the Permitted Exceptions, Buyer and Seller hereby agrees to execute any and all reasonable documents pertaining to the Property and/or property adjacent to the Property which are requested by Seller or Buyer, including, but not limited to, utility easements, permits, applications and/or documents, to be filed with any governmental utility authority and/or quasi-governmental authorities with respect to the development of all or any portion of Tradition which may now or in the future be owned by Seller to the extent required by governmental, utility authority and/or quasi-governmental authorities. The provisions of this paragraph shall survive Closing.

42.         Joint Preparation, The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

43.         Computation of Time. Any reference herein to time periods of less than seven (7) days shall exclude Saturdays, Sundays and legal holidays in the computation thereof. Any time period provided for in this Agreement which ends on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. (EST) on the next full business day.

44.         Subordination. Seller and Buyer agree that this Agreement is hereby made subject and subordinate at all times to all mortgages or any other method of financing or refinancing obtained by Seller in any amounts, and all advances thereon, which may now or hereafter be placed against or affecting all or any portions of the Property and to all renewals, modifications, consolidations, participations, replacements and extensions thereof until Closing at which time the Property shall be released from any such mortgage. The terms “mortgages”, as used herein, shall be deemed to include trust indentures and deeds of trust, The aforesaid provisions shall be self-operative and no further instrument of subordination shall be necessary, unless required by Seller of any such mortgagee(s). Should Seller or any such mortgagee(s) desire confirmation of such subordination, then Buyer, within twenty (20) days following delivery of Seller’s written request thereof, agrees to execute and deliver, without charge, any and all reasonable documents subordinating this Agreement and Buyer’s rights hereunder.

45.         Severability. If any provisions of this Agreement are held to be invalid, void or unenforceable, the remaining provisions of this Agreement shall not be affected or impaired and each remaining provision shall remain in full force and effect. In the event that any term or provision of this Agreement is determined by appropriate judicial authorities to be illegal void or otherwise invalid, said provision shall be given its nearest legal meaning or be construed as deleted as such authority determines and the remainder of this Agreement shall be construed to be in full force and effect.

46.         Property Tax. BUYER SHOULD NOT RELY ON THE SELLER’S CURRENT PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT THE BUYER MAY BE OBLIGATED TO PAY IN THE YEAR SUBSEQUENT TO PURCHASE. A CHANGE OF OWNERSHIP OR PROPERTY IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER PROPERTY TAXES. IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION, CONTAC THE COUNTY PROPERTY APPRAISER’S OFFICE FOR INFORMATION.

47.         District. THE DISTRICT(S) MAY IMPOSE AND LEVY TAXES OR ASSESSMENTS, ON THE PROPERTY. THESE TAXES AND ASSESSMENTS PAY THE CONSTRUCTION, OPERATION, AND MAINTENANCE COSTS OF CERTAIN PUBLIC FACILITIES AND SERVICES OF THE DISTRICT(S) AND ARE SET ANNUALLY BY THE GOVERNING BOARD OF THE DISTRICT. THESE TAXES AND ASSESSMENTS ARE IN ADDITION TO COUNTY AND OTHER LOCAL GOVERNMENTAL TAXES AND ASSESSMENTS AND ALL OTHER TAXES AND ASSESSMENTS PROVIDED FOR BY LAW. The provisions of this Paragraph shall survive Closing and at Seller’s option, shall be included as a restrictive covenant in the document to be recorded by Seller on or prior to Closing.

THIS IS INTENDED TO BE A LEGALLY BINDING AGREEMENT. IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF ANY ATTORNEY PRIOR TO SIGNING.

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END OF DOCUMENT
See Next Page For Signatures

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year below.

WITNESSES:	SELLER:

TRADITION OUTLET, LLC

	By:	/s/ Wesley S. McCurry
	Name:	Wesley S. McCurry
	Title:	PRESIDENT

	Date:	April 23, 2010

BUYER:

DDH LAND HOLDINGS, LLC

By:
Name:
Title:

Date:

ESCROW AGENT’S ACCEPTANCE

The undersigned, Eavenson & Kairalla, P.L., hereby agrees upon receipt of the Deposit to act as Escrow Agent in accordance with the foregoing Agreement.

EAVENSON & KAIRALLA, P.L.

By:
Name:
Title:

Date:

RM:7208919:11

April 13, 2010

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year below.

WITNESSES:	SELLER:

TRADITION OUTLET, LLC

By:
Name:
Title:

Date:

BUYER:

DDH LAND HOLDINGS, LLC

By:	/s/ Jonathan Teaford
Name:	Jonathan Teaford
Title:	President

Date:	4/20/10

ESCROW AGENT’S ACCEPTANCE

The undersigned, Eavenson & Kairalla, P.L., hereby agrees upon receipt of the Deposit to act as Escrow Agent in accordance with the foregoing Agreement,

EAVENSON & KAIRALLA, P.L.

By:	/s/ Bradley Eavenson P.L.
Name:	Bradley Eavenson P.L.
Title:	Managing member

Date:	4/16/10

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SCHEDULE 1

CLOSING AFFIDAVIT

STATE OF FLORIDA	)
)SS:
COUNTY OF ST. LUCIE	)

BEFORE ME, the undersigned authority, personally appeared ____________, as the ________________ of TRADITION OUTLET, LLC, a Florida limited liability company, who is personally known to me, and who, being by me first duly sworn, on oath, deposes and says:

1.           Tradition Outlet, LLC, a Florida limited liability company (“Company” or “Seller”) is the fee simple owner of the property described on Exhibit “A” attached hereto and made a part hereof (the “Property”).

2.           That within the past 90 days, there has been no labor performed or materials furnished by Company on or about the Property for which payment(s) has/have not as yet been made or will be paid when due; that within the past 90 days, there have been no claims for labor or materials furnished for repairing or improving the same, which remain unpaid; and that there are no mechanics’, materialmen’s or laborers’ liens against the Property.

3.           That Company is in sole, exclusive and actual possession of the Property and no other person or entity has a claim to possession of the Property and there are no tenancies, leases or other occupancies that affect the Property, except for those exceptions to title filed in the Public Records of St. Lucie County, Florida or stated herein. Neither the Company’s title to nor possession of the Property has ever been disputed or questioned nor is the Company aware of any facts by reason of which the title to, or possession of, the Property or any part of it or any personal property located on it might be disputed or questioned or by reason of which any claim to the Property or any portion of it or any personal property located on it might be adversely asserted.

4.           There are no existing contracts for sale of the Property or any unpaid or unsatisfied mortgages, mechanics’ liens, claims or judgment liens against Company that constitute or could constitute a lien or encumbrance against the Property or any improvements on it or any part of it or against any personal property located on it.

5.           That at the time of execution of this Affidavit, there are no matters created by or through the Company that could give rise to an adverse title matter that would attach to the Property between the last date that a title update could be obtained by examining the Public Records of St. Lucie County, Florida and the recording of the Special Warranty Deed of even date hereof other than the documents executed in connection with the closing to DDH Land Holdings, LLC (“Transferee”).

6.           The Company’s execution and delivery of the Special Warranty Deed of even date hereof and the other documents executed in connection with the closing with Transferee, does not violate and will not constitute a default under any agreement, mortgage, contract, or instrument to which the Company is a party and does not violate any statute, rule, regulation or judgment or order applicable to the Company.

7.           There are no actions, proceedings, judgments, bankruptcies or executions against Company recorded among the Public Records of St. Lucie County, Florida in the Courts of St. Lucie County, Florida.

8.           Except as permitted in the Purchase Agreement between Company and Transferee, subsequent to effective date of the Commitment, the Company has not and the Company hereby agrees and represents that it will not execute any instrument, do any act whatsoever or omit to take any action that in any way would or may affect the title to the Property, including but not limited to mortgaging or conveying the Property or any interest in it or causing any liens to be recorded against the Property or the Company.

9.           The Company is not insolvent.

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10.           That this Affidavit is made for the purpose of inducing Transferee to purchase the Property, and to induce Title Insurer to insure the Property and issue its owners’ title policy.

Signed, sealed and delivered
in the presence of:	TRADITION OUTLET, LLC

By:
Witness Signature	Name:
Title:
Print Name

Witness Signature

Print Name

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April 13, 2010

2

STATE OF FLORIDA	)
)SS:
COUNTY OF ST. LUCIE	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by _____________as______________of TRADITION OUTLET, LLC. He is personally known to me or who has produced ___________________ as identification.

WITNESS my hand and official seal in the County and State last aforesaid this_____day of__________, 20____.

Notary Public

Typed, printed or stamped name of Notary Public

My Commission Expires:

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3

SCHEDULE 2

DEED

This Schedule 2 has not been prepared as of this date. Seller shall prepare and submit this Exhibit to Buyer or its attorney, whereupon such document, as submitted by Seller, shall be deemed to be the Schedule 2 of this Agreement. In the event Buyer does not approve the form of document submitted by Seller to Buyer as Schedule 2, then Buyer shall have ten (10) days from delivery of such schedule as set forth above to elect to terminate this Agreement, whereupon this Agreement shall be terminated and the parties released of all further obligations each to the other, except that Buyer_shall not be released with regard to the Surviving Obligations set forth in this Agreement which survive termination of this Agreement. The failure of Buyer to elect to terminate this Agreement in writing as set forth above within such ten (10) day period shall conclusively be deemed to be Buyer’s acceptance as to the form and content of such schedule and Buyer shall have no further right to cancellation as set forth in this schedule; provided, however, that nothing in this Schedule shall limit or affect Buyer’s right to terminate this Agreement on or before the Inspection Completion Date as provided in Section 9 of this Agreement.

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SCHEDULE 3

INFRASTRUCTURE WORK

ROAD

See Schedule 3-1

OTHER IMPROVEMENTS

See Schedule 3-2

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Schedule 3-1

Road

A two lane median divided road shall be designed, permitted and constructed by Buyer within the proposed 60 foot ingress egress easement depicted on Schedule 5 and in substantial conformance with the cross-sections and plan view illustrated below.

A

20.0000
20.0000
5.0000
5.0000
2.0000
11.0000
2.0000
2.0000
11.0000
2.0000
5.0000
5.0000

B

20.0000
20.0000
5.0000
2.0000
11.0000
11.0000
2.0000
4.0000
2.0000
11.0000
2.0000
5.0000
5.0000

B
A

Schedule 3-2

Other Improvements

The Other Improvements to be performed by Buyer shall consist of: i) design, permitting and installation of flashing emergency signals at the intersection of Village Parkway with the northerly driveway of St. Lucie County Fire District Station No, 17 to allow for egress of emergency vehicles from the fire station driveway during emergency calls, and ii) design, permitting and construction to close the existing median located within Village Parkway and south of the intersection of Village Parkway with the northerly driveway of St. Lucie County Fire District Station No. 17.

SCHEDULE 4

IRRIGATION AGREEMENT

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